UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
May 18, 2021
Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Page Mill Road, Palo Alto, California	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 18, 2021, Claire Bramley, HP Inc's ("HP") Global Controller, notified HP that she will leave HP on June 11, 2021, for an outside role.

(c) On May 21, 2021, HP appointed Barb Barton Weiszhaar as acting Global Controller, effective June 5, 2021, to succeed Claire Bramley, who, as disclosed in (b) above will leave HP. Ms. Weiszhaar, 57, currently serves as HP’s CFO Chief of Staff and Operations Lead, a position she has held since April 2020. During her appointment, she will continue as Operations Lead. Prior to April 2020, she served as HP's Chief Tax Officer from November 2015 to March 2020 and in other leadership roles, including Chief Operations Officer for Tax, prior to the November 2015 separation of Hewlett-Packard Company into HP and Hewlett Packard Enterprise Company. Ms. Weiszhaar joined Hewlett-Packard Company following its acquisition of EDS in 2008; at EDS she served as Tax Director. Ms. Weiszhaar has more than 33 years of financial experience between HP and EDS.

At the time of this report, HP has not entered into any new compensation arrangements with Ms. Weiszhaar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP INC.

DATE: May 21, 2021	By:	/s/ RICK HANSEN
	Name:	Rick Hansen
	Title:	Deputy General Counsel, Corporate, and Assistant Secretary